EXHIBIT 32(b)

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report on Form 10-QSB of WWA Group, Inc. for the quarterly period ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (“Report”), I, Digamber Naswa, do hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)	This Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)

The information contained in this Report fairly represents, in all material respects, the financial condition of the small business issuer at the end of the period covered by this Report and results of operations of the small business issuer for the period covered by this Report.

/s/ Digamber Naswa

Digamber Naswa

Chief Financial Officer

November 14, 2007

This certification accompanies this Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the small business issuer for the purposes of §18 of the Securities Exchange Act of 1934, as amended. This certification shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of this Report), irrespective of any general incorporation language contained in such filing.

A signed original of this written statement required by §906 has been provided to the small business issuer and will be retained by the small business issuer and furnished to the Securities and Exchange Commission or its staff upon request.

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